Exhibit 99.18

Card 1	PROXY CARD	Diamond Walnut Growers, Inc.

The undersigned hereby appoints Michael J. Mendes and John J, Gilbert, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all property interests, of Diamond Walnut Growers, Inc. (the “COMPANY”) that the undersigned is entitled to vote at the Special Meeting of Members of the Company on the date and time referenced in the General Letter of Instruction enclosed in this mailing, at 1050 South Diamond Street, Stockton, California, 95205-7807 and at any adjournment or postponement thereof.

1. Proposal to Approve the Plan of Conversion.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Proposal and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

☐
FOR

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AGAINST

AVAILABLE VOTES

SAMPLE A SAMPLE
123 MAIN STREET
ANYWHERE USA

Signature	Date

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, or on behalf of a corporation, please give your full title as such, indicating your authority to sign.

Detach here.

Card 1	Diamond Walnut Growers, Inc.

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

Detach here.